IMPORTANT NOTICE CONCERNING THE NEW ENGLAND BANK EMPLOYEES’
SAVINGS & PROFIT SHARING PLAN AND TRUST AND YOUR ABILITY TO TRADE
SHARES OF UNITED FINANCIAL BANCORP, INC.’S SECURITIES

February 26, 2013

This notice is being sent to all executive officers and directors of United Financial Bancorp, Inc. in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities and Exchange Regulation BTR.

In connection with the merger of the New England Bank Employees’ Savings & Profit Sharing Plan and Trust into the CBERA Retirement Program – Plan A,  plan participants temporarily will be unable to direct or diversify the assets held in their plan accounts, including shares of United Financial Bancorp, Inc. common stock.  This period, during which participants will be unable to exercise these rights otherwise available under the plan, is called a “blackout period.”

During this blackout period, you may not directly or indirectly purchase, sell, or otherwise acquire or transfer any equity security of United Financial Bancorp, Inc. acquired in connection with your service or employment as a director or executive officer of United Financial Bancorp, Inc.  Although you are permitted to engage in transactions involving equity securities that were not acquired in connection with your services as a director or executive officer, there is a presumption that any such transactions are prohibited unless you can identify the source of the shares and show that you used the same identification for all related purposes, such as tax reporting and disclosure requirements.

The blackout period will begin on March 25, 2013 and end during the week ending April 12, 2013.

In addition to this Sarbanes-Oxley blackout, please remember that United Financial Bancorp, Inc. observes regularly scheduled blackout periods that restrict your ability to trade in United Financial Bancorp, Inc. stock.

If you have any questions concerning this notice please contact:

Terry J. Bennett
United Financial Bancorp, Inc.
95 Elm Street
West Springfield, Massachusetts 01090
(413) 787-1202